EXHIBIT 32.1

Section 1350 Certification

In connection with the amended Quarterly Report of FISION Corporation, a Delaware corporation (the “Company”), on Form 10-Q/A for the period ended March 31, 2017 as filed with the Securities and Exchange Commission (the “Report”), I, Michael Brown, Chief Executive Officer of the Company and I, Garry Lowenthal, Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that :

1.	The amended Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended, and

2.	The information contained in the amended Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

Dated: May 16, 2017	/s/ Michael Brown
Michael Brown, Chief Executive Officer,
Principal executive officer

Dated: May 16, 2017	/s/ Garry Lowenthal
Garry Lowenthal, Chief Financial Officer,
Principal financial and accounting officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.